Exhibit 3.2

ASTRONOVA, INC. (THE “CORPORATION”)

AMENDED AND RESTATED BYLAWS

Adopted August 26, 2026

ARTICLE 1.

OFFICES

1.01. Registered Office. The Corporation shall maintain a registered office and shall have a registered agent whose business office is the same as the registered office.

1.02. Principal Executive Office. The principal office of the Corporation shall be at the principal place of business of the Corporation and shall not be its registered office.

1.03. Other Offices. The Corporation may also have offices at such other places both within and without the State of Rhode Island as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2.

MEETINGS OF SHAREHOLDERS

2.01. Place of Meetings. All meetings of the shareholders for the election of directors shall be held at the principal business office of the Corporation, or at such other place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Rhode Island, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.02. Annual Meeting. Annual meetings of shareholders shall be held at such date and time as shall be designated from time to time by the Board of Directors. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 2.02, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

2.03. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

2.04. Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chief executive officer and shall be called by the chief executive officer or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning at least twenty-five percent (25%) of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

2.05. Notice of Meeting. Written notice of the annual and each special meeting of shareholders, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting.

2.06. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

2.07. Voting. Unless otherwise provided in the certificate of incorporation or any shareholders’ agreement of the Corporation, each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.08. Action of Shareholders Without Meeting. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of the shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

2.09. Remote Attendance. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication: (a) participate in a meeting of shareholders and (b) be deemed present in person and vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE 3.

BOARD OF DIRECTORS

3.01. Powers. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

3.02. Number and Term. The number of directors constituting the Board of Directors shall be not more than ten nor less than one, as fixed from time to time in these bylaws or by action of the Board of Directors. The number of directors shall be two. The directors shall be elected at the annual meeting of the shareholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify. Directors need not be shareholders.

3.03. Resignations. Any director or member of a committee may resign at any time. That resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the chief executive officer or secretary. The acceptance of a resignation shall not be necessary to make it effective.

3.04. Removal of Directors. Unless otherwise restricted by the certificate of incorporation or by law and subject to the terms of any shareholders’ agreement of the Corporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the voting power entitled to vote at an election of directors.

3.05. Vacancies. Unless otherwise provided in any shareholders’ agreement of the Corporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. Unless otherwise provided in any shareholders’ agreement of the Corporation, if there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Rhode Island Superior Court may, upon application of any shareholder or shareholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office, subject to the requirements and terms of any shareholders’ agreement of the Corporation.

3.06. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Rhode Island. The first meeting of each newly elected Board of Directors shall be held immediately following each annual meeting of shareholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Special meetings of the Board of Directors may be called by the chief executive officer upon notice to each director; special meetings shall be called by the chief executive officer or secretary in like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the chief executive officer or secretary in like manner and on like notice on the written request of the sole director.

3.07. Quorum. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.08. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

3.09. Remote Attendance. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.10. Committees. Subject to the requirements and terms of any shareholders’ agreement of the Corporation, the Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation as appointed by the Board of Directors. Subject to the requirements and terms of any shareholders’ agreement of the Corporation, the Board of Directors shall designate the directors who shall serve as members of the committees and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Any such committee, to the extent provided in the resolutions of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.11. Compensation of Directors. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE 4.

OFFICERS

4.01. Officers. The officers of the Corporation shall be elected by the Board of Directors and may consist of a president, a secretary and such other officers as the Board of Directors may determine, including a chief executive officer, a chief financial officer and one or more vice presidents. The Board of Directors may also choose additional vice presidents, and one or more assistant secretaries and assistant financial officers. Any number of offices may be held by the same person. In addition to the offices described in these bylaws, the Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

4.02. Salary. The salaries (if any) of all officers of the Corporation shall be fixed by the Board of Directors or a committee thereof.

4.03. Term. The officers of the Corporation shall hold office until their successors are chosen and qualified or until such officer’s earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

4.04. The Chief Executive Officer. The chief executive officer of the Corporation shall have, subject to the powers of the Board of Directors, general charge of the business affairs and property of the Corporation, and control over its officers, agents and employees, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these bylaws.

4.05. The President. The president of the Corporation, if any, shall have, subject to the powers of the Board of Directors and the chief executive officer, the general charge of the business affairs and property of the Corporation, and control over its offices, agent and employees, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The president shall have such other powers and perform such other duties as may be prescribed by the chief executive officer or the Board of Directors or as may be provided in these bylaws.

4.06. The Vice Presidents. In the absence of the president or in the event of his or her inability or refusal to act, the vice president, if such an officer be elected, (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as may be provided in these bylaws.

4.07. The Chief Financial Officer. The chief financial officer, if such an officer be elected, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all the transactions as chief financial officer and of the financial condition of the Corporation. The chief financial officer shall perform such other duties and have such other powers as the Board of Directors or the chief executive officer (or president, in the absence of a chief executive officer) may from time to time prescribe or as may be provided in these bylaws.

4.08. The Secretary. The secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors. He shall have charge of the corporate seal (if any) and the stock records of the Corporation and such other books and papers as the Board of Directors may direct, and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or chief executive officer (or president, in the absence of a chief executive officer) or as may be provided in these bylaws.

4.09. The Assistant Secretary. The assistant secretary, if any, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or chief executive officer (or president, in the absence of a chief executive officer) or as may be provided in these bylaws.

4.10. The Treasurer. In the absence of a chief financial officer or in the event of his or her inability or refusal to act, the treasurer, if such an officer be elected, shall perform the duties of the chief financial officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer. The treasurer shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or chief executive officer (or president, in the absence of a chief executive officer) or as may be provided in these bylaws.

ARTICLE 5.

INDEMNIFICATION

5.01. Definitions. As used herein, the following terms will have the following respective meanings:

(a) “Covered Act” means any act or omission of an Indemnified Person in the Indemnified Person’s official capacity with the Corporation.

(b) “Excluded Claim” has the meaning set forth in Section 5.04.

(c) “Expenses” means expenses in connection with the defense against any claim for Covered Acts, including, without being limited to, legal, accounting or investigative fees and expenses.

(d) “Indemnified Person” means any director or officer of the Corporation.

(e) “Loss” means any amount which an Indemnified Person is legally obligated to pay for any claim for Covered Acts including, without being limited to, damages, settlements, fines, penalties or, with respect to employee benefit plans, any excise taxes or penalties.

(f) “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

5.02. Indemnification. Subject to the exclusions hereinafter set forth, the Corporation agrees that it will indemnify the Indemnified Person against and hold the Indemnified Person harmless from any Loss or Expenses to the fullest extent permitted by the Act or required by applicable law or a court of appropriate jurisdiction.

5.03. Advance Payment of Expenses. The Corporation agrees that it will pay the Expenses of the Indemnified Person in advance of the final disposition of any Proceeding except to the extent that the defense of a claim against the Indemnified Person is undertaken pursuant to any directors’ and officers’ liability insurance maintained by the Corporation. The advance payment of Expenses will be subject to the Indemnified Person’s first agreeing in writing with the Corporation to repay the sums paid by it hereunder if it is thereafter determined that the Proceeding involved an Excluded Claim or that the Indemnified Person was otherwise not entitled to indemnity under this Article.

5.04. Exclusions. The Corporation will not be liable to pay any Loss or Expenses (an “Excluded Claim”):

(a) For which payment is actually made to or on behalf of the Indemnified Person under such directors’ and officers’ liability insurance policy as may be maintained by the Corporation (except for any excess beyond the amount covered by such insurance);

(b) For which the Indemnified Person is otherwise indemnified or reimbursed;

(c) With respect to a Proceeding in which a final judgment or other final adjudication determines that the Indemnified Person is liable to the Corporation for: (i) a breach of the Indemnified Person’s duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) liability imposed pursuant to the provisions of Section 7-1.2-811 of the Rhode Island Business Corporation Act (the “Act”); or (iv) any transaction (other than a transaction approved in accordance with Section 7-1.2-807 of the Act) from which the Indemnified Person derived an improper personal benefit;

(d) For an accounting of profits in fact made from the purchase or sale by the Indemnified Person of securities of the Corporation within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended; or

(e) If a final judgment or other final adjudication determines that such payment is unlawful.

5.05. Notice to Corporation; Insurance. Promptly after receipt by the Indemnified Person of notice of the commencement of or the threat of commencement of any Proceeding, the Indemnified Person will, if indemnification with respect thereto may be sought from the Corporation under this Article, notify the Corporation of the commencement thereof. If, at the time of the receipt of such notice, the Corporation has any directors’ and officers’ liability insurance in effect, the Corporation will give prompt notice of the commencement of such Proceeding to the insurer in accordance with the procedures set forth in the policy or policies. The Corporation will thereafter take all necessary or desirable action to cause such insurer to pay all Loss and Expenses payable as a result of such Proceeding in accordance with the terms of such policy or policies.

5.06. Indemnification Procedures.

(a) Payments on account of the Corporation’s indemnity against Loss will be subject to the Corporation’s first determining that the Loss results from a claim which is not an Excluded Claim. Such a determination will be made:

(i) By the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the Proceeding; or

(ii) If a quorum cannot be obtained for purposes of clause (i) of this subparagraph (a), then by a majority vote of a committee of the board duly designated to act in the matter by a majority vote of the full board (in which designation directors who are parties to the Proceeding may participate) consisting solely of two or more directors not at the time parties to the Proceeding; or

(iii) By independent legal counsel designated: (A) by the board of directors in the manner described in clause (i) of this subparagraph (a), or by a committee of the board established in the manner described in clause (ii) of this subparagraph (a), or (B) if the requisite quorum of the full board cannot be obtained therefor and a committee cannot be so established, by a majority vote of the full board (in which designation directors who are parties to the Proceeding may participate); or

(iv) By the shareholders.

The determination required by this subparagraph (a) will be made within 60 days of the Indemnified Person’s written request for payment of a Loss, and if it is determined that the Loss is not an Excluded Claim payment will be made forthwith thereafter.

(b) Payment of an Indemnified Person’s Expenses in advance of the final disposition of any Proceeding will be made within 20 days of the Indemnified Person’s written request therefor. From time to time prior to the payment of Expenses the Corporation may, but is not required to, determine (in accordance with subparagraph (a), above) whether the Expenses claimed may reasonably be expected, upon final disposition of the Proceeding, to constitute an Excluded Claim. If such a determination is pending, payment of the Indemnified Person’s Expenses may be delayed up to 60 days after the Indemnified Person’s written request therefor, and if it is determined that the Expenses are not an Excluded Claim, payment will be made forthwith thereafter.

5.07. Settlement. The Corporation will have no obligation to indemnify the Indemnified Person under this Article for any amounts paid in settlement of any Proceeding effected without the Corporation’s prior written consent. The Corporation will not unreasonably withhold or delay its consent to any proposed settlement. The Corporation may consent to a settlement subject to the requirement that a determination thereafter will be made as to whether the Proceeding involved an Excluded Claim or not.

5.08. Rights Not Exclusive. The rights provided hereunder will not be deemed exclusive of any other rights to which the Indemnified Person may be entitled under the Act, any bylaw, agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in the Indemnified Person’s official capacity and as to action in any other capacity while holding such office, and shall continue after the Indemnified Person ceases to serve the Corporation in an official capacity.

5.09. Enforcement.

(a) The Indemnified Person’s right to indemnification hereunder will be enforceable by the Indemnified Person in any court of competent jurisdiction and will be enforceable notwithstanding that an adverse determination has been made as provided in Section 5.06 hereof.

(b) In the event that any action is instituted by the Indemnified Person under this Article V to enforce or interpret any of the terms of this Article V, the Indemnified Person will be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by the Indemnified Person with respect to such action, unless the court determines that each of the material assertions made by the Indemnified Person as a basis for such action was not made in good faith or was frivolous.

5.10. Severability. If any provision of this Article V is determined by a court to require the Corporation to perform or to fail to perform an act which is in violation of applicable law, this Article V shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, this Article V shall be enforceable in accordance with its terms.

5.11. Successors and Assigns. This Article V will be (a) binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets) and (b) binding on and inure to the benefit of the heirs, executors, administrators, and other personal representatives of an Indemnified Person. The right to indemnification hereunder will cover Loss or Expenses arising from any claims against an Indemnified Person no longer serving in an official capacity and that person’s heirs, executors, administrators, and other legal representatives where the Indemnified Person was a director or officer at the time the Covered Act upon which such claims are based occurred. If the Corporation sells or otherwise transfers all or substantially all of its assets to a third party, the Corporation will, as a condition of such sale or other transfer, require such third party to assume and perform the obligations of the Corporation under this Article V.

5.12. Amendment. This Article V may be amended as provided in Article VII hereof but no such amendment of this Article V will adversely affect the then existing rights of an Indemnified Person hereunder.

ARTICLE 6.

GENERAL PROVISIONS

6.01. Certificates of Stock. The shares of the Corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the Corporation by the chief executive officer, president or a vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

6.02. Lost Certificates. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to affirm the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.03. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto, and the transaction shall be recorded upon the books of the Corporation.

6.04. Fixing Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date in accordance with the Act. Except as otherwise required by law, a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting: provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

6.05. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner (to the extent such shares are entitled to vote on a particular matter), and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Rhode Island.

6.06. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

6.07. Stock Held by the Corporation. Shares of voting stock or other equity interests issued by another entity and held in the name of the Corporation may be voted by the chief executive officer or secretary on behalf of the Corporation, on any issue submitted to the shareholders or equity holders of such other entity with respect to which the Corporation is entitled to vote.

6.08. Checks. All checks or demands for money and notes of the Corporation shall be signed by the chief executive officer, the president, chief financial officer, treasurer any vice president or such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

6.09. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

6.10. Fiscal Year. The fiscal year of the Corporation shall be set by the Board of Directors.

6.11. Contracts. The Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

6.12. Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the certificate of incorporation, the Act or other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

6.13. Notice and Waiver of Notice. Whenever under the provisions of these bylaws, the certificate of incorporation, the Act or other applicable law, written notice is required to be given to any director, officer or shareholder, it shall not be construed to mean personal notice, but such notice will be deemed given by depositing the same in the United States mail, postage prepaid, addressed to such shareholder, officer, or director at such address as appears on the Corporation’s current record of shareholders and, such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

Written notice to an officer or director also may be given personally or by facsimile or other electronic transmission (including e-mail). Written notice to shareholders also may be given personally or by a form of electronic transmission (including e-mail) consented to by the shareholder to whom the notice is given. If notice to a shareholder is provided by electronic transmission, such notice shall be deemed given: (a) if by facsimile, when directed to a number at which the shareholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the shareholder has given consent to receive notice; (c) if by posting on an electronic network together with separate notice to the shareholder of such specific posting upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other electronic transmission, when directed to the shareholder.

Whenever under the provisions of these bylaws, the certificate of incorporation, the Act or other applicable law, notice is required to be given to any director, officer or shareholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE 7.

AMENDMENTS

Subject to the requirements and terms of any shareholders’ agreement of the Corporation, these bylaws may be altered, amended or repealed or new bylaws may be adopted by the voting shareholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation or any shareholders’ agreement of the Corporation, at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting; provided that the foregoing shall not limit the power of the shareholders to take any such action by written consent as otherwise permitted herein. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation it shall not divest or limit the power of the shareholders to adopt, amend or repeal bylaws as described herein.